Exhibit 32.1

CERTIFICATION PURSUANT TO
RULE 13(a)-14(b) AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Commerce Energy Group (the “Company”) on Form 10-K for the fiscal year ending July 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter Weigand, President (principal executive officer) of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2004	By:	/s/ PETER WEIGAND

PETER WEIGAND
President
(Principal Executive Officer)